Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned officer of Nabi Biopharmaceuticals, or the Company, hereby certifies that, as of the date of this statement, the Company’s report on Form 10-Q for the quarter ended March 26, 2011, or the Report, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that, to the best of his knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of March 26, 2011 and the results of operations of the Company for the three months ended March 26, 2011.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: May 5, 2011	By:	/s/ Raafat E.F. Fahim, Ph.D.
Raafat E.F. Fahim, Ph.D.
President, Chief Executive Officer and acting Chief Financial Officer